The information in this prospectus supplement and accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-158589
Subject to Completion
Preliminary Prospectus Supplement Dated May 27, 2009

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 29, 2009)

30,000,000 Shares

Common Shares of Beneficial Interest

We are offering 30,000,000 common shares, $0.01 par value per share, in this offering. Our common shares are listed on the New York Stock Exchange under the symbol “BDN.” The last reported sale price of our common shares on the New York Stock Exchange on May 26, 2009 was $6.91 per share.

Our common shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus.

Investing in our common shares involves risks. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters an option to purchase up to an additional 4,500,000 common shares within 30 days from the date of this prospectus supplement to cover any overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common shares will be ready for delivery on or about          , 2009.

Joint Book-Running Managers

Merrill Lynch & Co. J.P.Morgan	Citi

The date of this prospectus supplement is          , 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common shares. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common shares. The accompanying prospectus contains information about certain of our securities generally, some of which does not apply to the common shares covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those related to our future financial performance and operations, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”’). These forward-looking statements relate to, without limitation, our future financial performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.

Factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	changes in general economic conditions;

•	changes in local real estate conditions (including changes in rental rates and the number of properties that compete with our properties);

•	changes in the economic conditions affecting industries in which our principal tenants compete;

•	the unavailability of equity and debt financing, particularly in light of the current economic environment;

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	changes in prevailing interest rates;

•	the impact of unrealized hedging transactions;

•	failure of acquisitions to perform as expected;

•	unanticipated costs associated with the acquisition, integration and operation of, our acquisitions;

•	unanticipated costs to complete, lease-up and operate our developments and redevelopments;

•	impairment charges;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts;

•	risks associated with actual or threatened terrorist attacks;

•	demand for tenant services beyond those traditionally provided by landlords;

•	potential liability under environmental or other laws;

•	failure or bankruptcy of real estate venture partners;

•	inability of real estate venture partners to fund venture obligations;

•	failure of dispositions to close in a timely manner;

•	failure of buyers to comport with terms of their financing agreements to us;

•	earthquakes and other natural disasters;

•     risks associated with federal, state and local tax audits;

•	complex regulations relating to our status as a REIT and the adverse consequences of our failure to qualify as a REIT; and

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results.

For further information on factors which could impact us and the statements contained herein, see “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2008. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus supplement and the accompanying prospectus, are qualified in their entirety by this statement. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before buying common shares in this offering. The other information is important, so please read carefully this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference.

As used in this prospectus supplement, unless the context otherwise requires, the terms “Company,” “we,” “our” and “us” refer to Brandywine Realty Trust and its subsidiaries.

Brandywine Realty Trust

We are a self-administered and self-managed real estate investment trust, or REIT, that provides leasing, property management, development, redevelopment, acquisition and other tenant-related services for a portfolio of office and industrial properties. We own our assets and conduct our operations through our operating subsidiary, Brandywine Operating Partnership, L.P. and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of March 31, 2009, owned an approximate 96.9% interest in the Operating Partnership.

As of March 31, 2009, we owned 211 office properties, 22 industrial facilities and one mixed-use property containing an aggregate of approximately 23.5 million net rentable square feet. We also have two properties under development and six properties under redevelopment containing an aggregate 2.3 million net rentable square feet. As of March 31, 2009, we consolidated three office properties owned by real estate ventures containing 0.4 million net rentable square feet. As a result, as of March 31, 2009, we owned and consolidated 245 properties with an aggregate of 26.2 million net rentable square feet. As of March 31, 2009, we owned economic interests in 13 unconsolidated real estate ventures that contain approximately 4.3 million net rentable square feet. Our properties and the properties owned by our real estate ventures are located in or near Philadelphia, Pennsylvania, Metropolitan Washington, D.C., Southern and Central New Jersey, Richmond, Virginia, Wilmington, Delaware, Austin, Texas and Oakland, Carlsbad and Rancho Bernardo, California.

We were organized and commenced operations in 1986 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership.

Our principal executive offices are located at 555 East Lancaster Avenue, Radnor, Pennsylvania, 19087, and our telephone number is (610) 325-5600.

Recent Developments

Capital Markets Activities

We are currently taking or have taken the following actions with respect to our consolidated indebtedness:

•	On April 1, 2009, we obtained $89.8 million in a mortgage financing secured by Two Logan Square, an office property located in Philadelphia, Pennsylvania. This seven-year loan bears interest at 7.57% per annum and has three years of interest only payments and principal payments based on a thirty-year amortization schedule. We used $68.6 million of net proceeds from this loan to repay without penalty the balance of the then outstanding first mortgage loan secured by Two Logan Square and the remaining $21.2 million to reduce borrowings under our revolving credit facility.

•	On April 29, 2009, we commenced a tender offer for up to $100 million in aggregate principal amount of our 5.625% guaranteed notes due December 15, 2010. The tender offer expires on May 27, 2009, and we expect to accept for purchase approximately $34.5 million original principal amount of these notes for approximately $32.1 million, excluding accrued interest. We intend to fund the purchase of these notes with borrowings under our revolving credit facility.

•	During April and May 2009, we repurchased $42.8 million original principal amount of our 3.875% exchangeable guaranteed notes due 2026 (which have a cash put right in 2011) for approximately $35.1 million, excluding accrued interest; $2.1 million original principal amount of our 5.625% guaranteed notes due 2010 for approximately $1.9 million, excluding accrued interest; and $2.2 million original principal amount of our 4.50% guaranteed notes due 2009 for approximately $2.1 million, excluding accrued interest.

•	We are in the process of preparing loan documents for forward financing commitments of approximately $209.3 and $46.7 million for our construction projects at the 30th Street Post Office and the nearby Cira South Garage in Philadelphia, Pennsylvania, respectively. The forward commitments are expected to fund into escrow in June 2009 upon execution and delivery of the associated loan documentation with the lenders. The forward commitments will provide approximately $238 million of net proceeds, after fees and transaction costs, and are scheduled to be released from escrow to us in August 2010 upon completion of the projects and the satisfaction of certain related conditions. The financing will bear interest at 5.95% per annum and amortize over a twenty-year period.

•	We have received a non-binding application for a $60.0 million, seven-year mortgage financing that would be secured by an office property in Philadelphia. We would expect to use proceeds from this financing to reduce borrowings under our revolving credit facility.

Sales Activities

During the first quarter of 2009 we sold several properties for $10.1 million in the aggregate, and in April 2009, we sold an office property for $26.5 million. We used net proceeds from these sales to reduce borrowings under our revolving credit facility.

We currently have approximately $130 million of sales transactions in active discussions, as well as $85 million (payable in cash and an approximate $22.5 million second mortgage note) under an agreement of sale.

We cannot provide assurance that any of the prospective transactions described above will actually be completed or as to the terms on which they will be completed. Current negative economic conditions may, among other factors, affect our ability to sell the above or other properties on satisfactory terms or at all.

We maintain an Internet website at http://www.brandywinerealty.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of the prospectus supplement or the accompanying prospectus.

THE OFFERING

Common shares offered by us	30,000,000 common shares (or 34,500,000 common shares if the underwriters exercise their overallotment option in full).

Common shares to be outstanding after this offering	118,313,936 common shares (or 122,813,936 common shares if the underwriters exercise their overallotment option in full).

Use of proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated transaction expenses payable by us will be approximately $ million (or approximately $ million if the underwriters exercise their overallotment option in full). We intend to use the net proceeds from the sale of the common shares offered by this prospectus supplement to reduce outstanding borrowings under our revolving credit facility and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Dividends	For a description of our dividend policy, see “Risk Factors — We may change the dividend policy for our common shares in the future” and “Price Range of Common Shares and Dividends” in this prospectus supplement.

Restrictions on ownership and transfer	Our charter imposes restrictions on ownership and transfer of our common shares to assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes. See “Description of the Shares of Beneficial Interest — Shares — Restrictions on Transfer” in the accompanying prospectus.

Listing	Our common shares are listed on the New York Stock Exchange under the symbol “BDN.”

Risk Factors	You should carefully consider the “Risk Factors” in this prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 before deciding to invest in our common shares.

The number of common shares to be outstanding after this offering is based on 88,313,936 common shares outstanding as of May 26, 2009. This number excludes the following: 2,431,138 common shares underlying options outstanding as of May 26, 2009 granted under our equity compensation plans; 1,189,267 common share equivalents outstanding as of May 26, 2009 under our equity compensation plans; 1,804,779 common shares reserved and available for future issuance as of May 26, 2009 under our equity compensation plans; and 2,816,621 common shares issuable upon redemption of common units of limited partnership interest of the Operating Partnership.

For additional information concerning our common shares, see “Description of the Shares of Beneficial Interest — Shares” in the accompanying prospectus. For a description of the U.S. federal income tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our common shares, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

An investment in our common shares involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2008 and any subsequently filed periodic reports which are incorporated by reference into the accompanying prospectus before deciding whether an investment in our common shares is suitable for you.

This offering will be highly dilutive, and there may be future dilution of our common shares.

This offering will have a highly dilutive effect on our expected earnings per share for the year ending December 31, 2009, as we have 88,313,936 common shares outstanding as of May 26, 2009. Additionally, subject to the 45-day lock-up period restrictions described in “Underwriting,” we are not restricted from issuing in the future additional common shares or preferred shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or preferred shares or any substantially similar securities. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market after this offering or the perception that such sales could occur.

We may change the dividend policy for our common shares in the future.

In the first three quarters of 2008, our Board of Trustees declared quarterly common share dividends of $0.44 per share at an annual rate of $1.76 per share. Recognizing the need to maintain maximum financial flexibility in light of the state of the capital markets, in December 2008 our Board of Trustees reduced the quarterly common share dividend payable in the first quarter of 2009 to $0.30 per share at an annual rate of $1.20 per share. In March 2009, our Board of Trustees further reduced the quarterly common share dividend payable in the second quarter of 2009 to $0.10 per share at an annual rate of $0.40 per share. We intend to continue paying dividends on our preferred shares.

We currently expect to pay aggregate annual dividends with respect to the 2009 taxable year in an amount approximately equal to our annual taxable income. We currently intend to continue to pay quarterly dividends in 2009 in cash of $0.10 per share after completion of this offering. To the extent that our future aggregate cash dividends at the rate of $0.10 per share per quarter together with our historical aggregate cash dividends of $0.40 per share paid to date do not approximate our annual taxable income, we expect to pay one or more supplemental dividends with respect to the 2009 taxable year. We currently estimate that, after this offering, and without giving effect to future property sales, the aggregate supplemental dividends with respect to the 2009 taxable year will be in the range of $0.32 to $0.35 per share (subject to change to reflect actual 2009 annual taxable income). We currently anticipate that any such supplemental dividends may be paid up to 90% in the form of common shares, as described in the following paragraph. We cannot provide assurances as to the actual amount of supplemental dividends with respect to the 2009 taxable year.

A recent Internal Revenue Service revenue procedure allows us to satisfy the REIT income distribution requirements with respect to our 2009 taxable year by distributing up to 90% of our dividends in the form of common shares rather than cash, so long as we follow a process allowing our shareholder to elect cash or stock, subject to a cap that we impose on the maximum amount of cash that will be paid. We reserve the right to utilize this procedure in the future. In the event that we pay a portion of a dividend in common shares, taxable U.S. Shareholders would be required to pay tax on the entire amount of the dividend, including the portion paid in common shares. Taxable U.S. Shareholders may have to use cash from other sources to pay the tax on the dividend. If a U.S. Shareholder sells the common shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, in the case of non-U.S. Shareholders, we may be required to withhold U.S. tax with respect to such dividend, including in respect of all or a portion of such dividend that is payable in common shares. In addition, if a significant number of our shareholders sell common shares in order to pay taxes owed on dividends, such sales could put downward pressure on the market price of our common shares.

The decision to declare and pay dividends on our common shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Trustees in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors. While the statements above concerning the remaining dividends for 2009 represent our current expectation, the actual dividend payable will be determined by our Board of Trustees based upon the circumstances at the time of declaration and the actual dividend payable may vary from such expected amounts. Any change in our dividend policy could have a material adverse effect on the market price of our common shares.

The trading price of our common shares has been, and may continue to be, subject to significant fluctuations.

Since January 1, 2008, the closing sale price of our common shares on the New York Stock Exchange has ranged from $19.86 to $2.45 per share. The market price of our common shares may fluctuate in response to Company-specific and securities market events and developments including those described in this “Risk Factors” section and otherwise described in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, the amount of our indebtedness may impact investor demand for our common shares, which could have a material effect on the market price of our common shares.

We recently received a comment letter from the SEC staff relating to our Annual Report on Form 10-K for the year ended December 31, 2008; and it is possible that, following completion of the SEC staff review, we could be required to make changes to our financial statements included in our reports under the Exchange Act.

In 2008, we entered into two separate transactions with US Bancorp under which US Bancorp agreed to pay approximately $67.9 million toward our historic rehabilitation of the 30th Street Post Office in Philadelphia and $13.3 million toward our redevelopment of the related Cira South Garage. In exchange for payments made and to be made, US Bancorp will, upon completion of the respective projects, receive the tax credits available for the projects. We believe that, upon completion of the 30th Street Post Office project, estimated to occur in fiscal 2010, the payments made by US Bancorp related to this project should be recognized as revenue, and related costs expensed, in our consolidated financial statements over a five-year tax credit recapture period beginning in fiscal 2011. We also believe that, upon completion of the Cira South Garage project, estimated to occur in fiscal 2010, the payments made by US Bancorp related to this project should be recognized as revenue, and related costs expensed, in our consolidated financial statements when the tax credit recapture period expires in fiscal 2017. The comment letter that we recently received from the SEC’s Division of Corporation Finance requests that we provide an explanation for treating cash received from US Bancorp as revenue upon the expiration of the tax recapture period rather than as a reduction to the project costs. We currently believe we have accounted for these transactions in an appropriate manner; however, under an alternative method of accounting, the receipt of cash received from US Bancorp for tax credits could be viewed as a reduction of our investment in the projects.

Our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 were audited by our independent registered public accounting firm, PricewaterhouseCoopers LLP. We will provide the SEC staff with our analysis regarding the appropriateness of our accounting presentation relating to the transaction with US Bancorp. Following the SEC staff’s review of our analysis, it is possible that we could be required to make changes to our financial statements. We believe that, based on the comment received, any such changes would primarily result in the exclusion of the cash payments from US Bancorp from revenues during the five-year period beginning in fiscal 2011 (with respect to the 30th Street Post Office) and in fiscal 2017 (with respect to the Cira South Garage), and a reduction in the cost basis of the projects with a corresponding reduction in depreciation expense from the projects over their useful lives. We do not expect that any such non-cash reclassifications would affect our net income for the year ended December 31, 2008 or our unaudited net income for the quarter ended March 31, 2009 as the cash received from the sale of the tax credits and related tax attributes are currently included in other liabilities on our consolidated balance sheets as of December 31, 2008 and March 31, 2009 and related costs are deferred within other assets. As of the date of this prospectus supplement, we cannot predict whether any changes in our financial statements will be required as a result of the SEC staff’s comment review process.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of common shares from this offering will be approximately $      million after deducting underwriting discounts and commissions and estimated transaction expenses payable by us (or net proceeds of approximately $      million if the underwriters’ overallotment option is exercised in full).

We intend to use the net proceeds from the sale of common shares in this offering to reduce outstanding borrowings under our $600 million unsecured revolving credit facility and for general corporate purposes. Outstanding borrowings under our revolving credit facility currently bear interest at the London Inter-Bank Offered Rate (LIBOR) plus 0.725% per annum based on the credit ratings for the Operating Partnership’s unsecured debt. Our revolving credit facility, of which $232 million was outstanding as of May 26, 2009, matures in June 2011, with an extension option, at our option, of one year.

Affiliates of certain of the underwriters in this offering are lenders and/or agents under our revolving credit facility and will receive proceeds from this offering to the extent that net proceeds are used to repay borrowings under our revolving credit facility. See “Underwriting.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2009, on an actual basis and an as adjusted basis to give effect to: (1) the offer and sale of 30,000,000 common shares at the public offering price set forth on the cover page of this prospectus supplement, after deducting underwriting discounts and commissions and estimated transaction expenses payable by us, and (2) the application of the entire net proceeds of this offering to reduce outstanding borrowings under our $600 million unsecured revolving credit facility as described under “Use of Proceeds” in this prospectus supplement.

This table should be read in conjunction with our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated by reference in the accompanying prospectus.

	As of March 31, 2009
	Actual	As Adjusted(1)
	(In thousands)

Cash and cash equivalents	$4,083		$4,083

Debt:
Mortgage notes payable	$484,320		$484,320
Borrowings under credit facilities	200,000
Unsecured term loan	183,000		183,000
Unsecured senior notes, net of discounts	1,844,016		1,844,016

Total debt	2,711,336
Beneficiaries equity:
Preferred shares of beneficial interest (shares authorized — 20,000,000)
7.500% Series C preferred shares, $.01 par value; issued and outstanding — 2,000,000 as reported and as adjusted	20		20
7.375% Series D preferred shares, $.01 par value; issued and outstanding — 2,300,000 as reported and as adjusted	23		23
Common shares of beneficial interest, $0.01 par value; shares authorized — 200,000,000; 88,600,253 issued and 88,216,061 outstanding as reported, 118,600,253 issued and 118,216,061 outstanding as adjusted(2)	882
Additional paid-in capital	2,351,859
Deferred compensation payable in common shares	5,662		5,662
Common shares in treasury, at cost, 384,192	(11,808)		(11,808)
Common shares in grantor trust, 205,045	(5,662)		(5,662)
Cumulative earnings	496,077		496,077
Accumulated other comprehensive loss	(6,534)		(6,534)
Cumulative distributions	(1,161,459)		(1,161,459)

Total beneficiaries equity	1,669,060
Non-controlling interests	52,530

Total equity	1,721,590

Total capitalization	$4,432,926	$

(1)	The “as adjusted” amounts do not reflect approximately $71.2 million of additional borrowings under our revolving credit facility since March 31, 2009 to fund purchases, and expected purchases, of our senior unsecured notes, including in the tender offer scheduled to expire on May 27, 2009. See “Summary — Recent Developments — Capital Markets Activities.”

(2)	Does not give effect to underwriters’ over allotment option.

PRICE RANGE OF COMMON SHARES AND DIVIDENDS

Our common shares are listed on the New York Stock Exchange under the symbol “BDN.” On May 26, 2009, the last reported sale price of our common shares on the New York Stock Exchange was $6.91. The table below sets forth, for the periods indicated, the high, low, and closing sales prices of our common shares, as reported by the New York Stock Exchange, and the cash dividends declared per share with respect to such periods. The dividend with respect to each fiscal quarter was paid in the following fiscal quarter.

2007:

				Distributions
				Declared Per
	High	Low	Close	Common Share

First Quarter	$36.14	$32.04	$33.41	$0.44
Second Quarter	$33.79	$28.43	$28.58	$0.44
Third Quarter	$28.58	$23.35	$25.31	$0.44
Fourth Quarter	$26.86	$17.78	$17.93	$0.44

2008:

				Distributions
				Declared Per
	High	Low	Close	Common Share

First Quarter	$19.39	$15.70	$16.96	$0.44
Second Quarter	$19.86	$15.76	$15.76	$0.44
Third Quarter	$18.30	$13.48	$16.03	$0.44
Fourth Quarter	$15.22	$3.73	$7.71	$0.30

2009:

				Distributions
				Declared Per
	High	Low	Close	Common Share

First Quarter	$7.59	$2.45	$2.85	$0.10
Second Quarter (through May 26, 2009)	$7.42	$2.65	$6.91	—

The above tables show only historical comparisons. The comparisons may not provide meaningful information to you in determining whether to purchase our common shares. You are urged to obtain current market quotations for our common shares and to review carefully the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Recognizing the need to maintain maximum financial flexibility in light of the current state of the capital markets, in December 2008 our Board of Trustees reduced the quarterly common share dividend payable in the first quarter of 2009 to $0.30 per share at an annual rate of $1.20 per share. In March 2009, our Board of Trustees further reduced the quarterly common share dividend payable in the second quarter of 2009 to $0.10 per share at an annual rate of $0.40 per share. We intend to continue paying dividends on our preferred shares. It has been our policy to declare dividends to the holders of our common shares so as to comply with applicable provisions of the Internal Revenue Code governing REITs. See “Risk Factors — We may change the dividend policy for our common shares in the future” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement, dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. are acting as representatives, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares set forth opposite its name below.

Number
Underwriter	of Shares

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.

Total	30,000,000

The obligations of the underwriters are subject to certain conditions. The underwriters must purchase all of the common shares offered hereby (other than those covered by the underwriters’ overallotment option) if any are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the common shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. The underwriters may allow, and the dealer may reallow, a discount not in excess of $      per share to other dealers. After the offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to us, assuming either no exercise or full exercise by the underwriters of the underwriters’ overallotment option.

	Per Share	Without Option	With Option

Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses related to this offering, excluding the underwriting discount, will be approximately $250,000 and are payable by us.

Overallotment Option

We have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 4,500,000 additional common shares at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover any overallotments made in connection with the sale of the common shares offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional common shares as the number of shares to be purchased by it in the above table.

No Sales of Similar Securities

We, our executive officers and trustees have agreed with the underwriters not to directly or indirectly (1) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any of our common shares or any securities convertible into or exchangeable or exercisable or redeemable or repayable for our common shares, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common shares, or any securities convertible into or exchangeable or exercisable for or repayable with common shares during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, without the prior written consent of the representatives (subject to certain customary exceptions). This consent may be given at any time without public notice.

New York Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the symbol “BDN.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. Merrill Lynch may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement is available on the Internet Website maintained by Merrill Lynch. Other than the prospectus supplement in electronic format, the information on the Merrill Lynch Website is not part of this prospectus supplement.

Other Relationships

In the ordinary course of their business, the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us or our affiliates, for which they have received or will receive customary fees and commissions. In addition, we have joint venture investments with affiliates of J.P. Morgan Securities Inc. We have also entered into an agreement with an affiliate of J.P. Morgan Securities Inc. to participate in a money market loan program.

Affiliates of certain of the underwriters in this offering are lenders and/or agents under our $600 million unsecured revolving credit facility and will receive proceeds from this offering to the extent that net proceeds are used to repay borrowings under our revolving credit facility. Because it is possible the underwriters or their affiliated or associated persons could receive more than 10 percent of the proceeds of this offering, not including underwriting discounts and commissions, as repayment of such debt, this offering will be conducted in accordance with Rule 5110(h) of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus supplement and the accompanying prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus supplement and the accompanying prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus (the “Shares”) do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The Shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time. This document as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus (the “Shares”) may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

See the discussion set forth in the section in the accompanying prospectus entitled “Material Federal Income Tax Consequences” for a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common shares issued pursuant to this offering, and the qualification and taxation of the Company as a REIT, as supplemented by the discussion below.

A recent Internal Revenue Service revenue procedure allows us to satisfy the REIT income distribution requirements with respect to our 2009 taxable year by distributing up to 90% of our dividends in the form of common shares rather than cash. In the event that we pay a portion of a dividend in common shares, taxable U.S. Shareholders would be required to pay tax on the full amount of the dividend (including the fair market value of any common shares received) and the amount of the tax may exceed the amount of cash received. With respect to non-U.S. Shareholders, we may be required to withhold U.S. tax with respect to such dividend, including in respect of all or a portion of such dividend that is payable in common shares.

LEGAL MATTERS

The validity of the common shares offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Pepper Hamilton LLP. Certain legal matters related to the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BRANDYWINE REALTY TRUST

Preferred Shares

Common Shares

Depositary Shares

Subscription Rights

and Warrants

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Debt Securities

Brandywine Realty Trust may offer from time to time its common shares, preferred shares, depository shares, subscription rights or warrants with a total initial offering price of up to $750,000,000 under this prospectus. The common shares of Brandywine Realty Trust are listed on the New York Stock Exchange under the symbol “BDN.” Brandywine Operating Partnership, L.P. may offer from time to time its debt securities in one or more series with a total initial offering price of up to $750,000,000 under this prospectus. Brandywine Realty Trust will unconditionally guarantee the payment obligations of the debt securities.

We will offer the securities at prices and on the terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 29, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, Brandywine Realty Trust may sell any combination of common shares, preferred shares, depositary shares, subscription rights and warrants in one or more offerings with a total offering price of up to $750,000,000, and Brandywine Operating Partnership, L.P. may sell debt securities of various terms in one or more offerings with a total offering price of up to $750,000,000.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership) unless the context otherwise indicates.

This prospectus provides you with a general description of the securities that we may offer under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or any other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Brandywine and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine and the Operating Partnership with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that Brandywine or the Operating Partnership files with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect reports, proxy statements and other information that Brandywine files at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K of Brandywine Realty Trust for the fiscal year ended December 31, 2008;

•	Annual Report on Form 10-K of Brandywine Operating Partnership, L.P. for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K of Brandywine Realty Trust filed on January 22, 2009, January 30, 2009, and April 7, 2009;

•	Current Reports on Form 8-K of Brandywine Operating Partnership, L.P. filed on January 22, 2009, January 30, 2009, and April 7, 2009;

•	Registration Statements on Form 8-A of Brandywine Realty Trust filed on October 14, 1997, December 29, 2003 and February 5, 2004; and

•	All documents filed by either Brandywine Realty Trust or Brandywine Operating Partnership, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, as well as all such documents filed by us with the SEC subsequent to the date of this prospectus and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

BRANDYWINE REALTY TRUST
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
Telephone: (610) 832-4907

Brandywine also maintains a web site at http://www.brandywinerealty.com through which you can obtain copies of documents that Brandywine and the Operating Partnership have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements of each of Brandywine and the Operating Partnership to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect us include, but are not limited to the following:

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	changes in prevailing interest rates;

•	the impact of unrealized hedging transactions;

•	the unavailability of equity and debt financing;

•	unanticipated costs associated with the acquisition, integration and operation of our acquisitions;

•	unanticipated costs to complete, lease-up and operate our developments and redevelopments;

•	impairment charges;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts;

•	risks associated with actual or threatened terrorist attacks;

•	demand for tenant services beyond those traditionally provided by landlords;

•	potential liability under environmental or other laws;

•	earthquakes and other natural disasters;

•	risks associated with state and local tax audits;

•	complex regulations relating to our status as a REIT and the adverse consequences of our failure to qualify as a REIT;

•	changes in local real estate conditions (including changes in rental rates and the number of competing properties);

•	changes in the economic conditions affecting industries in which our principal tenants compete;

•	changes in general economic conditions;

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results and the other risks identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2008.

All of these factors should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

BRANDYWINE AND THE OPERATING PARTNERSHIP

Brandywine is a self-administered and self-managed real estate investment trust, or REIT, active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. Brandywine was organized and commenced operations in 1986 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Brandywine owns its assets, and conducts its operations, through the Operating Partnership. Brandywine controls the Operating Partnership as its sole general partner and, as of December 31, 2008, Brandywine owned an approximately 96.9% interest in the Operating Partnership. Our executive offices are located at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087 and our telephone number is (610) 325-5600.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Brandywine will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt and the acquisition or development of office and industrial properties.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges for the periods indicated.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	(1)	1.02	(1)	1.24	1.85

(1)	The Operating Partnership’s ratio of earnings to combined fixed charges was less than 1.00 because of its loss from continuing operations for the years ended December 31, 2008 and 2006. The Operating Partnership must generate additional earnings of approximately $0.4 million for the year ended December 31, 2008 and $34.3 million for the year ended December 31, 2006 in order to achieve a ratio coverage of 1.00. The loss for the year ended December 31, 2006 included significant depreciation of operating real estate and amortization of lease intangibles resulting from acquisitions completed during 2006.

For the purpose of calculating the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges, distributed income of equity investees, and amortization of capitalized interest to income from continuing operations before minority interest and equity in earnings from unconsolidated real estate ventures of the Operating Partnership, less capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and the interest portion of rent expense.

The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	(1)	(1)	(1)	1.13	1.53

(1)	Brandywine’s ratio of earnings to combined fixed charges was less than 1.00 because of its loss from continuing operations for the years ended December 31, 2008, 2007 and 2006. Brandywine must generate additional earnings of approximately $8.4 million for the year ended December 31, 2008, $3.9 million for the year ended December 31, 2007 and $46.6 million for the year ended December 31, 2006 in order to achieve a ratio coverage of 1.00. The loss for the year ended December 31, 2006 included significant depreciation of operating real estate and amortization of lease intangibles resulting from acquisitions completed during 2006.

For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding fixed charges, distributed income of equity investees, and amortization of capitalized interest to income from continuing operations before minority interest and equity in earnings from unconsolidated real estate ventures of Brandywine, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, the interest portion of rent expense and preferred distributions of consolidated subsidiaries. Preferred distributions includes income allocated to holders of Brandywine’s Preferred Shares.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

The debt securities will be issued by the Operating Partnership under the indenture dated as of October 22, 2004, as amended or supplemented from time to time, among the Operating Partnership, Brandywine and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture is qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the Board of Trustees of Brandywine as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series (Section 301). All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any subsidiary of the Operating Partnership that is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. We refer to any such “significant” subsidiary that becomes a guarantor under our principal credit agreement as a “Subsidiary Guarantor” and, together with Brandywine, as the “Guarantors.” As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 610). Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

(4) the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

(5) the rate or rates (which may be fixed or variable), or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any;

(6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for interest payment dates, or the method by which those dates will be determined, the person to whom interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

(8) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9) the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities are required to be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10) if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

(12) any additions to, modifications of or inapplicability of the terms of the debt securities with respect to the events of default or covenants or other provisions set forth in the indenture;

(13) whether the debt securities will be issued in global or book-entry form or definitive certificated form, and whether the debt securities will be issued in bearer form;

(14) if other than $5,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

(16) the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

(17) whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts; and

(18) any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof (“original issue discount securities”). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

The indenture does not contain any provisions (other than as described under “Covenants — Limitations on Incurrence of Indebtedness”) that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of Brandywine’s common shares and preferred shares, designed to preserve Brandywine’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any “significant” subsidiary to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $5,000 and integral multiples of $1,000 in excess thereof (Section 302).

Payments

Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States (Sections 307 and 1002).

All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture (Section 307). Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the Guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the Guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the Guarantors may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither the Operating Partnership nor the trustee will be required to:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except that portion, if any, of such debt security which is not to be so repaid (Section 305).

Merger, Consolidation or Sale

The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

(1) either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2) immediately after giving effect to the transaction and taking into account any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

(3) an officer’s certificate of Brandywine as general partner of the Operating Partnership and a legal opinion covering these conditions is delivered to the trustee (Section 801).

The Guarantors may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled (Section 803).

Conversion and Exchange Rights

The terms and conditions, if any, upon which any series of debt securities will be convertible into or exchangeable for Brandywine common shares or other securities will be set forth in an applicable prospectus supplement. Such terms will include, as applicable, the conversion price or exchange rate, the conversion or exchange period, provisions as to whether conversion or exchange of the debt securities will be at the option of the holder or the Operating Partnership, the events requiring an adjustment to the conversion price or exchange rate and provisions affecting the conversion or exchange of the debt securities in the event that the debt securities are redeemed.

Covenants

Limitations on Incurrence of Indebtedness

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of that additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of its outstanding Indebtedness and that of its Subsidiaries on a consolidated basis is greater than 60% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire assets included with Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

The Operating Partnership also will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of its properties or any of its Subsidiaries’ properties, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of that additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of its outstanding indebtedness and that of its Subsidiaries on a consolidated basis which is secured by any Encumbrance on its properties or any of its Subsidiaries’ properties is greater than 40% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire assets included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

In addition, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which that additional Indebtedness is to be incurred will be less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1) that Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of that four-quarter period;

(2) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period had been repaid or retired at the beginning of that four-quarter period (except that, for purposes of this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of that Indebtedness during that four-quarter period);

(3) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of that four-quarter period, the acquisition had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation (Section 1006).

Maintenance of Unencumbered Assets

The Operating Partnership and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of its Unsecured Indebtedness and that of its Subsidiaries on a consolidated basis (Section 1006).

Provision of Financial Information

So long as any debt securities are outstanding and whether or not required by the SEC, Brandywine and the Operating Partnership will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

(1) all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if Brandywine and the Operating Partnership were required to file those filings, including a “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Brandywine and the Operating Partnership were required to file such reports.

If Brandywine or the Operating Partnership is not subject to Sections 13 and 15(d) of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will (A) furnish to the holders of the debt securities, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to in clauses (1) and (2) above.

In addition, whether or not required by the SEC, Brandywine and the Operating Partnership will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) (Section 704).

Waiver of Certain Covenants

The Operating Partnership and the Guarantors may choose not to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the debt securities (except for any term, provision or condition which could not be amended without the consent of all holders of debt securities), if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the Guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect (Section 1010).

Other Covenants

Existence

Except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any Guarantor will be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1005).

Maintenance of Properties

Each of the Operating Partnership and the Guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable Guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that neither the Operating Partnership nor any Guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1007).

Insurance

Each of the Operating Partnership and the Guarantors will cause each of its and its Subsidiaries’ insurable properties to be insured in a commercially reasonable amount against loss of damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service (Section 1008).

Payment of Taxes and Other Claims

Each of the Operating Partnership and the Guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith (Section 1009).

Additional Covenants

The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to each series of debt securities issued under the indenture:

(1) default for 30 days in the payment of any interest on any debt security of that series;

(2) default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3) default in making any sinking fund payment as required for any debt security of that series;

(4) default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the Guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5) default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the Guarantors or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Brandywine, any Subsidiary Guarantor or any other Significant Subsidiary or any of their respective properties;

(7) except as otherwise permitted in the Indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Brandywine or any Subsidiary Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8) any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and

Brandywine (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any Guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders (Section 602).

The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of security or indemnity satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee security or indemnity satisfactory to it (Section 603). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding (Section 512).

Within 120 days after the end of each fiscal year, the Operating Partnership and Brandywine must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of Brandywine, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (Section 1004).

Modification of the Indenture

Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

(6) modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the Guarantors under the guarantees applicable to that debt security (other than releases of guarantees when a Subsidiary Guarantor’s guarantee under our principal credit agreement is terminated); or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities of a particular series have the right to waive compliance by the Operating Partnership and the Guarantors with certain covenants in the indenture relating to that series (Section 1010).

Modifications and amendments of the indenture may be made by the Operating Partnership, the Guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to the Operating Partnership as obligor, or to any of the Guarantors under the indenture;

(2) to add to the covenants of the Operating Partnership or any of the Guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the Guarantors in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

(5) to secure, or add additional guarantees with respect to, the debt securities;

(6) to establish the form or terms of debt securities of any series;

(7) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

(8) to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or

(9) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(2) the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (1) above);

(3) the principal amount of an indexed security that is deemed outstanding will be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to the indenture; and

(4) debt securities owned by the Operating Partnership, any of the Guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the Guarantors or of that other obligor will be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Article Thirteen). A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture (Section 1302). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons, holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1304).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1) there will be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1304).

Discharge; Legal Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the Guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 404).

In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, if the provisions of Article Four are made applicable to the debt securities of any series pursuant to the indenture, the Operating Partnership may elect either

(1) to defease and discharge itself and the Guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“legal defeasance”) (Section 402); or

(2) to release itself and the Guarantors from their obligations with respect to those debt securities under “— Covenants,” “— Other Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 403);

in either case upon the irrevocable deposit by the Operating Partnership or the Guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 404).

In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to the covenants described under “— Covenants” and “— Other Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the Guarantors would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The terms and conditions, if any, upon which the debt securities of any series will subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or “DTC,” as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository (“participants”). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Acquired Indebtedness” means Indebtedness of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any person or the date on which the acquired person becomes a Subsidiary.

“Annual Debt Service Charge” means, for any period, the aggregate interest expense (including, without limitation, the interest component of rentals on capitalized leases and letter of credit fees, commitment fees and other similar financial charges) for that period in respect of, and the amortization during such period of any original issue discount of, the Operating Partnership’s Indebtedness and that of its Subsidiaries.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(1) Annual Debt Service Charge;

(2) provision for taxes based on income;

(3) provisions for gains and losses on properties and depreciation and amortization;

(4) increases in deferred taxes and other non-cash items;

(5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

(6) the effect of any charge resulting from a change in accounting principles; and

(7) amortization of deferred charges.

“Earnings from Operations” means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding:

(1) provisions for gains and losses on sales of investments or joint ventures;

(2) provisions for gains and losses on dispositions of discontinued operations

(3) extraordinary and non-recurring items; and

(4) impairment charges and property valuation losses, as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for that period.

“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.

“Government Obligations” means securities which are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Indebtedness” means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any of its Subsidiaries;

(4) consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(5) consisting of capitalized leases;

and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries), it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof.

“Intercompany Indebtedness” means indebtedness to which the only parties are the Operating Partnership, Brandywine and any Subsidiary (but only so long as such indebtedness is held solely by any of the Operating Partnership, Brandywine and any Subsidiary) that is subordinate in right of payment to the debt securities.

“Significant Subsidiary” means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of Brandywine, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by Brandywine, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

“Total Assets” means, as of any date, the sum of:

(1) the Undepreciated Real Estate Assets; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” means the sum of:

(1) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of the real estate assets of the Operating Partnership and its Subsidiaries on that date, before depreciation and amortization determined in accordance with generally accepted accounting principles.

“Unsecured Indebtedness” means indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership and its Subsidiaries.

DESCRIPTION OF THE SHARES OF BENEFICIAL INTEREST

The following is a summary of provisions of Brandywine’s shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1.

General

Brandywine’s Declaration of Trust provides that it is authorized to issue up to 220,000,000 shares of beneficial interest (which we refer to in this prospectus as shares) consisting of 200,000,000 common shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “common shares,” and 20,000,000 preferred shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “preferred shares.” Of the preferred shares, 2,000,000 preferred shares, designated as 7.50% Series C Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the Series C Preferred Shares, and an additional 2,300,000 preferred shares, designated as 7.375% Series D Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the Series D Preferred Shares.

Brandywine’s Declaration of Trust generally may be amended by its Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Brandywine’s shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which Brandywine’s securities may be listed or traded or pursuant to the preferential rights of the Series C Preferred Shares or the Series D Preferred Shares. Holders of Series C Preferred Shares and Series D Preferred Shares have the right to approve certain additional issuances of Preferred Shares, such as shares that would rank senior to the Series C Preferred Shares or the Series D Preferred Shares as to distributions or upon liquidation.

Both Maryland statutory law governing real estate investment trusts formed under Maryland law (the “Maryland REIT Law”) and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations. Brandywine’s Bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Brandywine shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which the shareholder has been made a party by reason of status as such for all reasonable expenses incurred by the shareholder in connection with any such claim or liability.

Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;

•	amendment of the Declaration of Trust (other than an amendment to increase or decrease the number of authorized shares or the number of shares of any class);

•	a determination by the Board of Trustees to cause Brandywine to invest in commodities contracts (other than interest rate futures intended to hedge against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and

•	Brandywine’s merger with another entity.

Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting binds the Board of Trustees.

Shares

Common Shares of Beneficial Interest

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The common shareholders vote as single class. In the future, Brandywine may issue a series of preferred shares that votes together with the common shares as a single class. Holders of Brandywine’s outstanding preferred shares have voting rights only under limited circumstances and, in such circumstances, vote in a class separate from the common shareholders. See “— Preferred Shares of Beneficial Interest.” Subject to (1) the preferential rights of the Series C Preferred Shares and the Series D Preferred Shares and (2) such preferential rights as may be granted by the Brandywine Board of Trustees in future issuances of additional series of preferred shares, holders of common shares are entitled to such distributions as may be authorized from time to time by the Brandywine Board of Trustees and declared by Brandywine out of funds legally available therefor.

Holders of common shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any Brandywine securities. All outstanding common shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of Brandywine’s affairs, subject to (1) the preferential rights of the Brandywine Series C Preferred Shares and the Brandywine Series D Preferred Shares and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of preferred shares, holders of common shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All common shares have equal dividend, distribution, liquidation and other rights.

Brandywine’s common shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the common shares is currently Computershare Limited.

Preferred Shares of Beneficial Interest

Brandywine’s Declaration of Trust authorizes it to issue up to 20,000,000 preferred shares, par value $0.01 per share. The Declaration of Trust generally may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class.

The holders of the Series C Preferred Shares and the Series D Preferred Shares do not have voting rights, except (1) with respect to actions which would have a material adverse effect on holders of such shares, or (2) in the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares or the Series D Preferred Shares. If the conditions specified in clause (2) exist, then those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to Brandywine’s Board of Trustees.

If Brandywine issues preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, Brandywine will file, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary that will become part of Brandywine’s Declaration of Trust and that will set forth the terms of the new series. The prospectus supplement relating to any preferred shares offered thereby will describe the specific terms of the preferred shares, including:

•	the title and stated value;

•	the number of shares offered, liquidation preference and offering price;

•	the distribution rate, distribution periods and payment dates;

•	the date on which distributions begin to accrue, and, if applicable, accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the terms and conditions of any redemption right;

•	the terms and conditions of any conversion or exchange right;

•	any listing of the offered shares on any securities exchange;

•	whether interests in the offered shares will be represented by Depositary Shares;

•	any voting rights;

•	the relative ranking and preferences of the preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on issuances of any other series of preferred shares ranking senior to or on a parity with the series of preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Transfer

In order for Brandywine to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

Because Brandywine’s Board of Trustees believes it is at present important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the ownership limit.

In addition, pursuant to Brandywine’ s Declaration of Trust, no purported transfer of shares may be given effect if it would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.

Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.

Brandywine’s trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s trustees may require that an intended transferee give written notice to Brandywine, furnish such undertakings, agreements and information as may be required by Brandywine’s trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.

Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the ownership restrictions would require an amendment to Brandywine’s Declaration of the Trust. Amendments to Brandywine’s Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding shares entitled to vote thereon. In addition to preserving Brandywine’s status as a REIT, the ownership restrictions and the ownership limit may have the effect of precluding an acquisition of control of Brandywine without the approval of its Board of Trustees.

All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must file an affidavit with Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Brandywine in writing such information with respect to the direct, indirect and constructive ownership of shares as Brandywine’s trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the Common Shares or otherwise be in the best interest of Brandywine’s shareholders.

DESCRIPTION OF THE DEPOSITARY SHARES

General

Brandywine may issue receipts (which we refer to in this prospectus as “depositary receipts”) for the Depositary Shares (which we refer to in this prospectus as “depository shares”), each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Brandywine will deposit Preferred Shares of each series represented by depository shares under a separate deposit agreement among Brandywine, the preferred share depositary and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following Brandywine’s issuance and delivery of the Preferred Shares to the preferred share depositary, Brandywine will cause the preferred share depositary to issue, on Brandywine’s behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Brandywine upon request, and the following summary of that form filed as an exhibit to the registration statement of which this prospectus is a part is qualified in its entirety by reference to these documents.

Distributions

The preferred share depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of depositary receipts evidencing the related Depositary Shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled to such distributions, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the depositary receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

Whenever Brandywine redeems Preferred Shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided Brandywine has paid in full to the preferred share depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by us that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of depositary receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The preferred share depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such Depositary Shares. The preferred share depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The Depositary Shares, as such, are not convertible into Common Shares or any of our other securities or property, except in connection with certain conversions in connection with the preservation of Brandywine’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct Brandywine to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such depositary receipts into whole Common Shares, other Preferred Shares (including excess shares) or other shares of beneficial interest. If the Depositary Shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

Unless otherwise provided in the applicable prospectus supplement, Brandywine may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if: (1) such termination is necessary to assist in maintaining Brandywine’s status as a REIT or (2) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. If the deposit agreement is terminated to assist in maintaining Brandywine’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, Brandywine will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if: (1) all outstanding Depositary Shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related Preferred Shares in connection with Brandywine’s liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the Depositary Shares representing such Preferred Shares, or (3) each share of the related Preferred Shares shall have been converted into Brandywine’s shares of beneficial interest not so represented by Depositary Shares.

Charges of Preferred Share Depositary

Brandywine will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Brandywine will generally pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to Brandywine notice of its election to do so, and Brandywine may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and, unless otherwise specified in the applicable prospectus supplement, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depositary with respect to the related Preferred Shares.

Neither Brandywine nor the preferred share depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Brandywine’s obligations and the preferred share depositary’s obligations under the deposit agreement will be limited to performing their respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and Brandywine and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. Brandywine and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary receives conflicting claims, requests or instructions from Brandywine and any holders of depositary receipts, the preferred share depositary will be entitled to act on such claims, requests or instructions received from Brandywine.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS

Brandywine may issue Subscription Rights to purchase Common Shares, which we refer to in this prospectus as “Subscription Rights.” Subscription Rights may be may be issued independently or together with any other security offered hereby and may be attached to or separate from such security. Subscription Rights may or may not be transferable by the securityholder receiving the Subscription Rights in such offering. In connection with any offering of Subscription Rights, Brandywine may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of Subscription Rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the Subscription Rights;

•	the exercise price payable for each common share upon the exercise of the subscriptions rights;

•	the number of Subscription Rights issued to each securityholder;

•	the number and terms of the Common Shares that may be purchased per each subscription right;

•	the extent to which the Subscription Rights are transferable;

•	any other terms of the Subscription Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Subscription Rights;

•	the date on which the right to exercise the Subscription Rights shall commence, and the date on which the Subscription Rights shall expire;

•	the extent to which the Subscription Rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by Brandywine in connection with the offering of the Subscription Rights.

The description in the applicable prospectus supplement of any Subscription Rights that Brandywine offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable Subscription Rights certificate or Subscription Rights agreement, which will be filed with the SEC if Brandywine offers Subscription Rights.

DESCRIPTION OF THE WARRANTS

Brandywine may issue Warrants to purchase Preferred Shares, Common Shares and/or Depositary Shares, which may be sold separately, together or in units with other securities registered hereby., which we refer to in this prospectus as “Warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a specified warrant agent. The warrant agent will act solely as Brandywine’s agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

•	the title of the Warrants;

•	the aggregate number of outstanding Warrants;

•	the price or prices at which the Warrants will be issued;

•	the price or prices at which the securities purchasable upon exercise of the Warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of the Warrants;

•	if applicable, the date on and after which the Warrants and the securities purchasable upon exercise of the Warrants will be separately transferable;

•	the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the Warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder of the warrant to purchase for cash the amount of Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Brandywine will, as soon as possible, forward the Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby that the warrant holder has purchased. If the warrant holder exercises the Warrant for less than all of the Warrants represented by the warrant certificate, Brandywine will issue a new warrant certificate for the remaining Warrants.

PROVISIONS OF MARYLAND LAW AND OF BRANDYWINE’S
DECLARATION OF TRUST AND BYLAWS

The following is a summary of provisions of Maryland law, Brandywine’s Declaration of Trust and its Bylaws. This summary does not completely describe Maryland law, the Declaration of Trust or the Bylaws. For a complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus.

Duration

Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.

Brandywine’s trustees generally will each serve for a one-year term. In the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares and the Series D Preferred Shares, those holders will have the right, voting together as a single class with any other series of Brandywine’s Preferred Shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to the Board of Trustees. See “Description of Shares of Beneficial Interest — Preferred Shares of Beneficial Interest.”

Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class.

Business Combinations

Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Brandywine’s Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Brandywine and any of them.

The business combination statute could have the effect of delaying, deferring or preventing offers to acquire Brandywine and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s Declaration of Trust relating to (1) increases or decreases in the aggregate number of shares of any class, which may generally be made by the Board of Trustees without shareholder approval subject to approval rights of holders of the Series C Preferred Shares and the Series D Preferred Shares with respect to issuances of Preferred Shares that would rank senior as to distributions or in liquidation and (2) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.

Termination of Brandywine Realty Trust and REIT Status

Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.

Transactions between Brandywine Realty Trust and its Trustee or Officers

Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by its Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (3) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of the Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of Brandywine’s Common Shares, Preferred Shares and debt securities and debt securities of Brandywine Operating Partnership, and the qualification and taxation of Brandywine Realty Trust as a REIT.

Because this is a summary that is intended to address only material U.S. federal income tax considerations relating to the ownership and disposition of Brandywine’s Common Shares, Preferred Shares or debt securities that will apply to all holders, this summary may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a holder of debt securities or shares through a partnership or other pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with our shareholders and debt holders that hold Common Shares, Preferred Shares or debt securities as “capital assets” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our Common Shares, Preferred Shares or debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of the Company

Qualification of Brandywine as a REIT

Brandywine first elected to be taxed as a REIT for the taxable year ended December 31, 1986. A REIT generally is not subject to federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Pepper Hamilton LLP, based upon and subject to various assumptions and on our representations concerning our organization and operations, commencing with our taxable year ended December 31, 1986, Brandywine has been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and Brandywine’s proposed method of operation will enable it to continue to qualify for taxation as a REIT. It must be emphasized that the opinion of Pepper Hamilton LLP is based on various assumptions relating to our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Pepper Hamilton LLP or by us that we will so qualify for any particular year. Pepper Hamilton LLP will have no obligation to advise us or the holders of our shares or debt securities of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. Opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Pepper Hamilton LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of Brandywine as a REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Code generally allow a REIT a deduction for distributions paid to its shareholders. This deduction substantially eliminates the “double taxation” on earnings (taxation at both the corporate level and shareholder level) that generally results from investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any;

•	If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See “— Sale of Partnership Property;”

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property (and any other nonqualifying income from foreclosure property) may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not due to willful negligence and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful negligence, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “Requirements for Qualification as a REIT;”

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed plus (ii) retained amounts on which corporate level tax is paid by us;

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income and would be allowed a credit for its proportionate share of the tax we paid;

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or our taxable REIT subsidiaries if and to the extent that the IRS successfully adjusts the reported amounts of these items;

•	If we acquire appreciated assets from a C corporation (a corporation generally subject to corporate level tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation, unless the C corporation elects to treat the assets as if they were sold for their fair market value at the time of our acquisition; and

•	Income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1986. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

The Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities), after applying certain attribution rules;

7. that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8. that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations; and

9. that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4) must be satisfied during the entire taxable year, and condition (5) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We have previously issued Common Shares in sufficient proportions to allow us to satisfy requirements (5) and (6) (the “100 Shareholder” and “five-or-fewer” requirements). In addition, our Declaration of Trust provides restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the requirements described in conditions (5) and (6) above However, these restrictions may not ensure that we will, in all cases, be able to satisfy the requirements described in conditions (5) and (6) above. In addition, we have not obtained a ruling from the Internal Revenue Service as to whether the provisions of our Declaration of Trust concerning restrictions on transfer and conversion of Common Shares to “Excess Shares” will allow us to satisfy conditions (5) and (6). In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Pepper Hamilton LLP is relying on our representation that the ownership of our shares (without regard to the Excess Shares provisions) satisfies condition (6) above. Pepper Hamilton LLP expresses no opinion as to whether, as a matter of law, the transfer restrictions in our Declaration of Trust preclude us from failing condition (6) above. If we fail to satisfy such share ownership requirements, our status as a REIT will terminate. However, for taxable years beginning on or after January 1, 2005, if the failure to meet the share ownership requirements is due to reasonable cause and not due to willful neglect, we may avoid termination of our REIT status by paying a penalty of $50,000.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

The Code provides that a corporation that is a “qualified REIT subsidiary” shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT, that has not elected to be a “taxable REIT subsidiary” (discussed below). In applying the requirements described herein, all of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. These subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

A REIT may generally jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary as a “taxable REIT subsidiary.” In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary of ours can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT.

Accordingly, our proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of ours for purposes of applying the requirements described herein. Brandywine has control over the Operating Partnership and most of the partnership and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of Brandywine as a REIT.

Income Tests

In order to qualify as a REIT, Brandywine must generally satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains form the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of securities, which need not have any relation to real property.

Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met.

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	Rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a “Related Party Tenant”). However, rental payments from a taxable REIT subsidiary will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.

•	Rent attributable to personal property leased in connection with a lease of real property will not qualify as “rents from real property” if such rent exceeds 15% of the total rent received under the lease.

•	the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an “independent contractor” who is adequately compensated and from whom the REIT derives no income, or through a taxable REIT subsidiary. The “independent contractor” requirement, however, does not apply to the extent the services provided by the REIT are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” In addition, a de minimis rule applies with respect to non-customary services. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.” A taxable REIT subsidiary may provide services (including noncustomary services) to a REIT’s tenants without “tainting” any of the rental income received by the REIT, and will be able to manage or operate properties for third parties and generally engage in other activities unrelated to real estate.

We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We also do not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such real property.

We provide services to our properties that we own through the Operating Partnership, and we believe that all of such services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy only so that the provision of such services will not jeopardize the qualification of rent from the properties as “rents from real property.” In the case of any services that are not “usual and customary” under the foregoing rules, we intend to employ an “independent contractor” or a taxable REIT subsidiary to provide such services.

The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. In particular, dividends received from a taxable REIT subsidiary will not qualify under the 75% test. We believe, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause Brandywine to exceed the limits on non-qualifying income under either the 75% or 95% gross income tests.

If Brandywine fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Brandywine may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (1) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (2) we have attached a schedule of the sources of our income to our return, and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. In addition, for taxable years beginning on or after January 1, 2005, we must also file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests. It is not possible, however, to state whether in all circumstances Brandywine would be entitled to the benefit of these relief provisions. As discussed above in “Taxation of Brandywine as a REIT,” even if these relief provisions apply, a tax would be imposed based on the nonqualifying income.

Asset Tests

At the close of each quarter of each taxable year, Brandywine must satisfy the following four tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash or cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below, while securities that do qualify for purposes of the 75% test are generally not subject to the additional asset tests.

Second, the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the vote or value of any one issuer’s outstanding securities. The 5% and 10% tests do not apply to our interests in the Operating Partnership, noncorporate subsidiaries, taxable REIT subsidiaries and any qualified REIT subsidiaries, and the 10% value test does not apply with respect to certain “straight debt” securities.

Effective for taxable years beginning after December 31, 2000, the safe harbor under which certain types of securities are disregarded for purposes of the 10% value limitation includes (1) straight debt securities (including straight debt securities that provides for certain contingent payments); (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a State or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, for purposes of applying the 10% value limitation, (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership is not treated as a security if at least 75% of the partnership’s gross income is from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership is not treated as a security to the extent of the REIT’s interest as a partner in the partnership.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries.

We own, directly or indirectly, Common Shares of certain entities that have elected or will elect to be treated as a real estate investment trusts (“Captive REITs”). Provided that each of the Captive REITs continues to qualify as a REIT (including satisfaction of the ownership, income, asset and distribution tests discussed herein) the Common Shares of the Captive REITs will qualify as real estate assets under the 75% test. However, if any Captive REIT fails to qualify as a REIT in any year, then the Common Shares of such Captive REIT will not qualify as real estate assets under the 75% test. In addition, because we own, directly or indirectly, more than 10% of the Common Shares of each Captive REIT, Brandywine would not satisfy the 10% test if any Captive REIT were to fail to qualify as a REIT. Accordingly, Brandywine’s qualification as a REIT depends upon the ability of each Captive REIT to continue to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, Brandywine will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If we fail to cure any noncompliance with the asset tests within such time period, our status as a REIT would be lost.

For taxable years beginning on or after January 1, 2005, the Code provides relief from certain failures to satisfy the REIT asset tests. If the failure relates to the 5% test or 10% test, and if the failure is de minimis (does not exceed the lesser of $10 million or 1% of our assets as of the end of the quarter), we may avoid the loss of our REIT status by disposing of sufficient assets to cure the failure within 6 months after the end of the quarter in which the failure was identified. For failures to meet the asset tests that are more than a de minimis amount, we may avoid the loss of our REIT status if: the failure was due to reasonable cause, we file a disclosure schedule at the end of the quarter in which the failure was identified, we dispose of sufficient assets to cure the failure within 6 months after the end of the quarter, and we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Annual Distribution Requirements

In order to qualify as a REIT, Brandywine is required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and the REIT’s net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) certain “excess” non-cash income as defined in the Code. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared.

In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration, and such payment is made during the 12-month period following the close of such taxable year. Such distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement, and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT net capital gain income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us.

Brandywine intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership authorizes Brandywine, as general partner, to operate the partnership in a manner that will enable it to satisfy the REIT requirements and avoid the imposition of any federal income or excise tax liability. It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due primarily to the expenditure of cash for nondeductible items such as principal amortization or capital expenditures. In order to meet the 90% distribution requirement, we may borrow or may cause the Operating Partnership to arrange for short-term or possibly long-term borrowing to permit the payment of required distributions, or we may pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares.

Under certain circumstances, Brandywine may be able to rectify a failure to meet the distribution requirement for a given year by paying “deficiency dividends” to shareholders in a later year that may be included in Brandywine’s deduction for distributions paid for the earlier year. Thus, Brandywine may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, Brandywine will be required to pay to the Internal Revenue Service interest and a penalty based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

For taxable years beginning on or after January 1, 2005, the Code provides relief for many failures to satisfy the REIT requirements. In addition to the relief provisions for failures to satisfy the income and asset tests (discussed above), the Code provides additional relief for other failures to satisfy REIT requirements. If the failure is due to reasonable cause and not due to willful neglect, and we elect to pay a penalty of $50,000 for each failure, we can avoid the loss of our REIT status.

If Brandywine fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, it will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Brandywine fails to qualify will not be deductible to us. In such event, to the extent of Brandywine’s current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as dividends, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Under current law (in effect through 2010), such dividends will generally be taxable to individual shareholders at the 15% rate for qualified dividends provided that applicable holding period requirements are met. Unless entitled to relief under specific statutory provisions, Brandywine also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Brandywine would be entitled to such statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets or (ii) entered into after July 30, 2008 primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test and, in respect of hedges entered into after July 30, 2008, the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Tax Aspect of Investments in the Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain Federal income tax considerations applicable to Brandywine’s investment in the Operating Partnership and the Operating Partnership’s subsidiary partnerships and limited liability companies (referred to as the “Subsidiary Partnerships”).

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in the Operating Partnership and the equity interests in Subsidiary Partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT.

Classification of the Operating Partnership and Subsidiary Partnerships as Partnerships

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service to the status of the Operating Partnership or any if our Subsidiary Partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the REIT income tests as discussed in “— Taxation of the Company — Asset Tests” and “— Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Taxation of the Company — Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation (an “Eligible Entity”) may elect to be treated as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity that did not exist or did not claim a classification prior to January 1, 1997 will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. The Operating Partnership and the Subsidiary Partnerships (other than those Subsidiary Partnerships that have elected to be treated as taxable REIT subsidiaries) intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that the Operating Partnership and such Subsidiary Partnerships (other than those Subsidiary Partnerships that have elected to be treated as taxable REIT subsidiaries) will be classified as partnerships or disregarded entities for federal income tax purposes. We have not requested and do not intend to request a ruling from the Internal Revenue Service that the Operating Partnership or Subsidiary Partnerships will be classified as partnerships for federal income tax purposes.

Partnership Allocations

Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for federal income tax purposes and do not affect other economic or legal arrangements among the partners.

Our Operating Partnership has entered into transactions involving the contribution to the Operating Partnership of appreciated property, and the Operating Partnership may enter into such transactions in the future. The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) give partnerships a choice of several methods of allocating taxable income with respect to contributed properties. Depending upon the method chosen, (1) our tax depreciation deductions attributable to those properties may be lower than they would have been if our Operating Partnership had acquired those properties for cash and (2) in the event of a sale of such properties, we could be allocated gain in excess of our corresponding economic or book gain. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements or result in our shareholders recognizing additional dividend income without an increase in distributions.

Depreciation

The Operating Partnership’s assets include a substantial amount of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, a substantial amount of the Operating Partnership’s depreciation deductions for its real property are based on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any depreciable real property purchased by the Partnerships is currently depreciated over 40 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

Basis in Operating Partnership Interest

Our adjusted tax basis in each of the partnerships in which we have an interest generally (1) will be equal to the amount of cash and the basis of any other property contributed to such partnership by us, (2) will be increased by (a) our allocable share of such partnership’s income and (b) our allocable share of any indebtedness of such partnership, and (3) will be reduced, but not below zero, by our allocable share of (a) such partnership’s loss and (b) the amount of cash and the tax basis of any property distributed to us and by constructive distributions resulting from a reduction in our share of indebtedness of such partnership.

If our allocable share of the loss (or portion thereof) of any partnership in which we have an interest would reduce the adjusted tax basis of our partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce our adjusted tax basis below zero. To the extent that distributions to us from a partnership, or any decrease in our share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally would be characterized as long-term capital gain if our interest in such partnership has been held for longer than the long-term capital gain holding period (currently 12 months).

Sale of Partnership Property

Generally, any gain realized by a partnership on the sale of property held by the partnership for more than 12 months will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under requirements applicable to REITs under the Code, our share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— Taxation of the Company — Prohibited Transactions.”

Taxation of Shareholders

As used herein, a “U.S. Shareholder” means a beneficial owner of our Common Shares or Preferred Shares, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S. as defined in section 7701(b) of the Code,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•	a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Shareholder” means a beneficial owner of our Common Shares or Preferred Shares that is not a “U.S. Shareholder,” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership holds Common Shares or Preferred Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Shares or Preferred Shares, you should consult your tax advisors.

Taxation of Taxable U.S. Shareholders

Taxation of Ordinary Dividends on Shares

As long as Brandywine qualifies as a REIT, distributions made to Brandywine’s taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) (“Ordinary Dividends”) will be dividends taxable to such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible for taxation at the preferential rates for qualified dividends received by individual shareholders. We may designate a distribution as qualified dividend income to the extent of (1) qualified dividend income we receive during the current year (for example, dividends received from our taxable REIT subsidiaries), plus (2) income on which we have been subject to corporate level tax during the prior year (for example, undistributed REIT taxable income), plus (3) any income attributable to the sale of a built in gain asset that was acquired from a C corporation in a carry-over basis transaction less the tax paid on that income. To the extent that we designate a dividend as qualified dividend income, an individual will be taxable at preferential rates (15% maximum federal rate through the end of 2010) on such qualified dividend income provided certain holding period requirements are met. However, we expect that ordinary dividends paid by Brandywine generally will not be eligible for treatment as qualified dividend income to any significant extent.

Capital Gain Distributions

Distributions that are designated as long-term capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held its shares of beneficial interest. In general, U.S. Shareholders will be taxable on long term capital gains at a maximum rate of 15% (through 2010), except that the portion of such gain that is attributable to depreciation recapture will be taxable at the maximum rate of 25%. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect under the applicable provisions of the Code to retain and pay tax on our net capital gains. In such event U.S. Shareholders will be taxable on their proportionate share of such undistributed capital gains. Each U.S. Shareholder would then receive a credit, for use on their return, in the amount of their proportionate share of the capital gains tax paid by us. If the credit results in an amount owed to a U.S. Shareholder, such U.S. Shareholder would receive a refund. A U.S. Shareholder’s basis in our shares will be increased by the amount of the shareholder’s allocable share of any retained capital gains less the shareholder’s allocable share of the tax paid by us on such capital gains.

Non-Dividend Distributions

Distributions in excess of current and accumulated earnings and profits (“Non-Dividend Distributions”) will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that Non-Dividend exceed the adjusted basis of a U.S. Shareholder’s shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for 12 months or less) assuming the shares are a capital asset in the hands of the shareholder. In determining the extent to which a distribution on our shares constitutes a dividend for tax purposes, the earnings and profits of Brandywine will be allocated first to distributions with respect to the Preferred Shares and second to distributions with respect to Common Shares. Therefore, depending on our earnings and profits, distributions with respect to the Preferred Shares (as compared to distributions with respect to our Common Shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

Timing of Distributions

Any distribution declared by us in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Brandywine and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Brandywine not later than the end of January of the following calendar year. Shareholders may not include in their individual income tax returns any of Brandywine’s losses.

Sale or Exchange of Common and Preferred Shares

In general, a U.S. Shareholder will recognize capital gain or loss on the disposition of common or Preferred Shares equal to the difference between the sales price for such shares and the adjusted tax basis for such shares. In general, a U.S. Shareholder’s adjusted tax basis will equal the U.S. Shareholder’s acquisition cost, increased by the U.S. Shareholder’s allocable share of any retained capital gains, less the U.S. Shareholder’s allocable share of the tax paid by us on such retained capital gains, and reduced by Non-Dividend Distributions.

In general, capital gains recognized by individuals and other non-corporate U.S. Shareholders upon the sale or disposition of shares of our shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our shares are held for 12 months or less. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). However, any loss upon a sale or exchange of shares by a U.S. Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from us required to be treated as long-term capital gain.

If a U.S. Shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions from us and gain from the disposition of shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Distributions from us (to the extent they do not constitute a return of capital or capital gain dividends) will generally be treated as investment income for purposes of the investment income limitation. A shareholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment income limitation, but in such event a shareholder will be taxed at ordinary income rates on such amounts.

Redemption of Preferred Shares

Our Preferred Shares are redeemable by us under certain circumstances. A redemption of Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s share interest in our company, or (iii) is “not essentially equivalent to a dividend with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests has been met, there must be taken into account not only any Preferred Shares owned by the holder, but also such holder’s ownership of the our Common Shares, other series of Preferred Shares and any options to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Internal Revenue Code. If a particular holder owns (actually or constructively) no Common Shares or an insubstantial percentage of Common Shares or Preferred Shares, based upon current law, it is probable that the redemption of the Preferred Shares from such holder would be considered “not essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular holder of Preferred Shares depends upon the facts and circumstances at the time the determination must be made, prospective holders of Preferred Shares are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of Preferred Shares is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares. Such gain or loss will be capital gain or loss if the shares were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year.

If the redemption is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the Preferred Shares redeemed will be transferred to any other shareholdings of the holder in Brandywine. If the holder of the Preferred Shares owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Information Reporting and Backup Withholding Applicable to U.S. Shareholders

In general, Brandywine will report to its U.S. Shareholders and the Internal Revenue Service the amount of distributions paid (unless the U.S. Shareholder is an exempt recipient such as a corporation) during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Brandywine. See “— Taxation of non-U.S. Shareholders.” Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s income tax liability, provided the required information is furnished to the Internal Revenue Service.

Taxation of Tax-Exempt Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income or UBTI. Distributions by us to a shareholder that is a tax-exempt entity should generally not constitute UBTI, as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Tax-exempt U.S. Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. Shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our shares.

Taxation of Non-U.S. Shareholders

The rules governing United States federal income taxation of non-U.S. Shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Ordinary Dividends

The portion of Ordinary Dividends received by non-U.S. Shareholders that are not attributable to gain from sales or exchanges by us of United States real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. Shareholder will generally be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, the lower rates generally applicable to dividends do not apply to dividends from REITs. We intend to withhold United States income tax at the rate of 30% on the gross amount of any such Ordinary Dividends paid to a non-U.S. Shareholder unless (1) a lower treaty rate applies and the non-U.S. Shareholder files a W-8 BEN (or applicable substitute form) claiming the benefits of the lower treaty rate or (2) the non-U.S. Shareholder files an IRS Form W-8 ECI with us claiming that the distribution is effectively connected with a U.S. trade or business.

In general, non-U.S. Shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. If income from the investment in our shares is treated as effectively connected with the non-U.S. Shareholder’s conduct of a United States trade or business, the non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation).

Non-Dividend Distributions

Unless our shares constitute a U.S. real property interest (“USRPI”), any Non-Dividend Distributions will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of the shareholder in such shares. To the extent that Non-Dividend Distributions exceed the adjusted basis of a non-U.S. Shareholder’s shares, such distributions will give rise to tax liability if the non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below (See — Taxation of Non-U.S. Shareholders — Dispositions of our Shares). If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as Ordinary Dividends. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on Ordinary Dividends. However, amounts thus withheld are refundable to the non-U.S. Shareholder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our shares constitute a USRPI, as described below (See — Taxation of Non-U.S. Shareholders — Dispositions of our Shares), Non-Dividend Distributions by us in excess of the non-U.S. Shareholder’s adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the Non-Dividend Distribution.

Capital Gain Distributions

Except as discussed below with respect to 5% or less holders of regularly traded classes of shares, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. Shareholder under the provisions of FIRPTA Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-U.S. Shareholder as if such gain were effectively connected with a United States business. Individuals who are non-U.S. Shareholders will be required to report such gain on a U.S. federal income tax return and such gain will be taxed at the normal capital gain rates applicable to U.S. individual shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief. Brandywine is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. The amount is creditable against the non-U.S. Shareholder’s U.S. tax liability.

However, distributions attributable to gain from sales or exchanges by us of United States real property interests are treated as ordinary dividends (not subject to the 35% withholding tax under FIRPTA) if the distribution is made to a non-U.S. Shareholder with respect to any class of shares which is “regularly traded” on an established securities market located in the United States and if the non-U.S. Shareholder did not own more than 5% of such class of shares at any time during the taxable year. Such distributions will generally be subject to a 30% U.S. withholding tax (subject to reduction under applicable treaty) and a non-U.S. Shareholder will not be required to report the distribution on a U.S. tax return. In addition, the branch profits tax will not apply to such distributions. ( See — Taxation of Non-U.S. Shareholders — Ordinary Dividends)

Dispositions of our Shares

Unless our shares constitutes a USRPI, gain recognized by a non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA. Our shares will not be treated as a USRPI if Brandywine is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of shares by a non-U.S. Shareholder will not be subject to taxation under FIRPTA. However, because the shares may be traded, we cannot be sure that we will continue to be a “domestically controlled REIT.” Further, even if we are a domestically controlled REIT, pursuant to “wash sale” rules under FIRPTA, a non-U.S. Shareholder may incur tax under FIRPTA to the extent such non-U.S. Shareholder disposes of our shares within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our shares within certain prescribed periods.

However, a non-U.S. shareholder will not incur tax under FIRPTA on a sale of common or Preferred Shares if (1) our Preferred Shares or Common Shares is “regularly traded” on an established securities market within the meaning of applicable Treasury regulations and (2) the non-U.S. Shareholder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our Preferred Shares or Common Shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Even if our common or Preferred Shares were not regularly traded on an established securities market, a non-U.S. Shareholder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if such non-U.S. Shareholder’s common or Preferred Shares had a fair market value on the date of acquisition that was equal to or less than 5% of our regularly traded class of shares with the lowest fair market value. For purposes of this test, if a non-U.S. Shareholder acquired shares of common or Preferred Shares and subsequently acquired additional shares at a later date, then all such shares would be aggregated and valued as of the date of the subsequent acquisition.

If gain on the sale of our shares is subject to taxation under FIRPTA, the non-U.S. Shareholder will be subject to the same treatment as a U.S. Shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service. Gain not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. Shareholder if (1) investment in the shares is effectively connected with the non-U.S. Shareholder’s United States trade or business, in which case the non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain or (2) the non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Information Reporting and Backup Withholding Applicable to non-U.S. Shareholders

We must report annually to the IRS and to each non-U.S. Shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Shareholder resides under the provisions of an applicable income tax treaty.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8 BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s income tax liability, provided the required information is furnished to the Internal Revenue Service.

State, Local and Foreign Tax Consequences

Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which it or they transact business or reside. The state, local and foreign tax treatment of Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may not conform to the federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our shares.

Debt Securities

This section describes the material United States federal income tax consequences of owning the debt securities that Brandywine Realty Trust or Brandywine Operating Partnership may offer. This summary is for general information only and is not tax advice. The tax consequences of owning any particular issue of debt securities will be discussed in the applicable prospectus supplement for such securities.

As used herein, a “U.S. Holder” means a beneficial owner of our debt securities, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S. as defined in section 7701(b) of the Code,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•	a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Holder” means a beneficial owner of our debt securities that is not a “U.S. Holder,” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your tax advisors.

Taxation of U.S. Holders

Interest

The stated interest on debt securities generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be an OID debt security, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the “IRS”). You should consult with your own tax advisors about this election.

Market Discount

If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of debt securities

A U.S. Holder of debt securities will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such debt securities in an amount equal to the difference between:

•	the amount of cash and the fair market value of other property received in exchange for such debt securities, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

•	the U.S. Holder’s adjusted tax basis in such debt securities.

A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such holder (A) increased by the amount of OID or accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of any payments other than qualified stated interest payments and any amortizable bond premium taken by the holder.

Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if debt securities has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (15% maximum federal rate through the end of 2010). The deductibility of capital losses is subject to certain limitations.

If a U.S. Holder recognizes a loss upon a subsequent disposition of our debt securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our debt securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest

Interest (including OID) paid to a non-U.S. Holder of debt securities will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

•	interest paid on debt securities is not effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States;

•	the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership (in the case of debt issued by the Operating Partnership), or 10% or more of the shares of Brandywine (in the case of debt issued by Brandywine);

•	the non-U.S. Holder is not

•	a controlled foreign corporation that is related to the Operating Partnership or Brandywine, as applicable, or

•	a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the beneficial owner of debt securities provides a certification, which is generally made on an IRS Form W-8BEN or a suitable substitute form and signed under penalties of perjury, that it is not a United States person.

A payment of interest (including OID) to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest (including OID) if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional “branch profits tax” at a 30% base rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale or Retirement of debt securities

A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of debt securities unless:

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of debt securities if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of Debt Securities

U.S. Holders

Certain non-corporate U.S. Holders may be subject to information reporting requirements on payments of principal and interest (including OID) on debt securities and payments of the proceeds of the sale, exchange, or redemption of debt securities, and backup withholding, currently imposed at a rate of 28%, may apply to such payment if the U.S. Holder:

•	fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

Non-U.S. Holders

A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest (including OID) on debt securities if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest (including OID) to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

The payment of the proceeds from the disposition of debt securities to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of debt securities to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•	a foreign partnership that at any time during the partnership’s taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of debt securities to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Holders of debt securities are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. We may also sell securities to our shareholders as part of a dividend on our common shares if our board of trustees, in the future, should elect to pay dividends with a combination of cash and common shares.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, Series C Preferred Shares and Series D Preferred Shares, which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred shares.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

30,000,000 Shares

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
J.P.Morgan
Citi

           , 2009